UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2026

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Sono Group N.V.

(Exact name of registrant as specified in its charter)

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The Netherlands	001-41066	98-1828632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

Waldmeisterstrasse 93, Munich, Germany	80935
(Address of principal executive offices)	(Zip Code)

+49 (0)89 4520 5818

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	SSM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (?240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On March 10, 2026, Sono Group N.V. (the “Company”) entered into a Pre-Funded Warrant Securities Purchase Agreement, dated March 10, 2026 (the “Securities Purchase Agreement”), between the Company and YA II PN, Ltd. (“Yorkville”), for a private placement (the “Private Placement”) of securities. At the closing of the Private Placement (the “Closing”), which occurred on March 10, 2026, the Company issued and sold to Yorkville a pre-funded warrant to purchase up to 283,367 Ordinary Shares of the Company (the “Warrant Shares”), exercisable in whole or in part at any time after issuance (the “Pre-Funded Warrant”).

The aggregate subscription amount for the Pre-Funded Warrant was $2,000,004.29. Such amount was paid by Yorkville at the Closing. The aggregate gross proceeds to the Company from the Private Placement were approximately $2,000,004.29, before deducting the offering expenses payable by the Company, which expenses consist solely of legal fees. The Company intends to use the net proceeds from the offering for working capital purposes. In addition, the per share exercise price of the Pre-Funded Warrant is €0.01.

Securities Purchase Agreement

The Securities Purchase Agreement contains customary representations, warranties, and covenants of the Company and Yorkville and customary closing conditions, indemnification rights, and other obligations of the parties. Under the Securities Purchase Agreement, the Company agreed to use the net proceeds from the sale of the Pre-Funded Warrant for working capital purposes and to not use such proceeds: (a) for the redemption of any Ordinary Shares, (b) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (c) for the settlement of any outstanding litigation, or (d) in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department.

The Securities Purchase Agreement provides that, concurrently with the Closing, the Company shall apply to list all of the Warrant Shares on the Nasdaq Capital Market, and will take such other action reasonably necessary to secure the listing of all of the Warrant Shares thereon as promptly as possible. The Company has further agreed under the Securities Purchase Agreement to use best efforts to maintain the listing of the Ordinary Shares on the Nasdaq Capital Market.

The Securities Purchase Agreement is governed by the laws of the State of New York.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Pre-Funded Warrant

The Pre-Funded Warrant is exercisable for up to 283,367 Ordinary Shares at an exercise price of €0.01 per share (subject to certain adjustments), is exercisable immediately upon issuance, and may be exercised, in whole or in part, at any time until exercised in full. Yorkville (together with its Attribution Parties (as defined in the Pre-Funded Warrant)) may not exercise any Pre-Funded Warrant to the extent that Yorkville would own more than 4.99% of the outstanding Ordinary Shares immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of such Pre-Funded Warrant, which percentage may be changed at Yorkville’s election to a lower or higher percentage not in excess of 9.99% upon 61 days’ notice to the Company, subject to the terms of the Pre-Funded Warrant.

The Pre-Funded Warrant provides for standard anti-dilution adjustments to the exercise price and the number of Warrant Shares issuable upon exercise in connection with stock dividends, splits, combinations, reclassifications and similar events. In the event of a Fundamental Transaction (as such term is defined in the Pre-Funded Warrant), then upon any subsequent exercise of the Pre-Funded Warrant, the holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of such holder (without regard to any beneficial ownership limitation on the exercise of the Pre-Funded Warrant), the number of shares of stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which the Pre-Funded Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any beneficial ownership limitation on the exercise of the Pre-Funded Warrant). For purposes of any such exercise, the determination of the exercise price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of the Pre-Funded Warrant shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Pre-Funded Warrant following such Fundamental Transaction. The Company will cause any successor entity to assume the Company’s obligations under the Pre-Funded Warrant.

The foregoing description of the Pre-Funded Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Pre-Funded Warrant, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with Yorkville, dated March 10, 2026 (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall file a registration statement covering the resale of all of the Warrant Shares and any other Registrable Securities (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the “SEC”) no later than the 30th calendar day following the date of the Registration Rights Agreement, and have the registration statement declared effective by the SEC as promptly as practicable after the filing thereof, but in any event no later than the 90th calendar day following the date of the Registration Rights Agreement, or in the event of a “full review” by the SEC, the 120th day following the date of the Registration Rights Agreement.

Upon the occurrence of any Event (as defined in the Registration Rights Agreement), which, among others, prohibits Yorkville from reselling the Registrable Securities for more than ten consecutive calendar days or more than an aggregate of twenty calendar days during any twelve-month period, the Company is obligated to pay to Yorkville, on each monthly anniversary of each such Event, an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate subscription amount paid by Yorkville pursuant to the Securities Purchase Agreement.

All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company, whether or not any Warrant Shares are sold pursuant to a registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Convertible Debenture

Concurrently with the entry into the Securities Purchase Agreement and the Registration Rights Agreement, on March 10, 2026, the Company issued a convertible debenture (the “Debenture”) to Yorkville in the aggregate principal amount of $3,000,000.

The Debenture matures on March 10, 2027 (the “Maturity Date”), which maturity date may be extended at the option of Yorkville. Further, interest accrues on the outstanding principal balance of the Debenture at an annual rate of 12%, which will increase to an annual rate of 18% upon an Event of Default (as defined in the Debenture), for so long as such Event of Default remains uncured. Yorkville will have the right to convert the Debenture into Ordinary Shares of the Company at the lower of (i) a price per Ordinary Share equal to $18.75 or (ii) 85% of the lowest daily volume weighted average price of the Ordinary Shares during the seven consecutive trading days immediately preceding the conversion date or other date of determination (the “Variable Conversion Price”); provided that the Variable Conversion Price may not be lower than the Floor Price (as defined in the Debenture) then in effect or the nominal value of one Ordinary Share. Net proceeds to the Company from the Debenture were $3,000,000.

The foregoing description of the Debenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Debenture, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 above is incorporated by reference into this Item 3.02.

The Debenture was issued and the Pre-Funded Warrant was sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) of Regulation D promulgated under the Securities Act as sales to an accredited investor and in reliance on similar exemptions under applicable state laws. Any Ordinary Shares issuable upon conversion of the Debenture and the Warrant Shares issuable upon each exercise of the Pre-Funded Warrant will be issued without registration under the Securities Act in reliance on applicable exemptions therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit	Description of Exhibit
4.1	Pre-Funded Warrant dated March 10, 2026
10.1	Pre-Funded Warrant Securities Purchase Agreement dated March 10, 2026
10.2	Registration Rights Agreement dated March 10, 2026
10.3	Convertible Debenture dated March 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sono Group N.V.

By	/s/ Kevin McGurn
	Name:	Kevin McGurn
	Title:	CEO and Managing Director

Date: March 10, 2026